UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue Northwest, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On August 21, 2025, Security Federal Corporation (“Company”) (OTCID:SFDL), the holding company for Security Federal Bank (“Bank”), announced its intent to deregister its common stock with the Securities and Exchange Commission (“SEC”).

The Company intends to file a Form 15 (Certification and Notice of Termination From Registration) with the SEC on or about December 31, 2025. Upon filing, the Company’s obligation to file periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended immediately and will terminate when deregistration becomes effective 90 days after the Form 15 is filed.

The Board of Directors’ decision to deregister the Company’s common stock was based on the conclusion that the significant costs and regulatory compliance burden outweigh the benefits of remaining an SEC-reporting company.

The Company will continue to provide stockholders with an annual report containing audited consolidated financial statements, and quarterly interim financial information will be made available on the Company’s website securityfederalbank.com. The Bank will also continue to file quarterly Call Reports with the Federal Deposit Insurance Corporation, which are available at www.fdic.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: August 21, 2025	By:	/s/J. Chris Verenes
J. Chris Verenes
Chief Executive Officer